UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 2)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2024

The Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51018

Delaware	23-3016517
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

409 Silverside Road

Wilmington, DE 19809

(Address of principal executive offices, including zip code)

302-385-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TBBK	Nasdaq Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

[_] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01. Other Events

The Bancorp, Inc. (the “Company”) is providing an update on the pending disposition of a certain real estate bridge lending asset. As disclosed in previous filings, the majority of the Company’s “Other Real Estate Owned” property is comprised of an apartment complex. The underlying loan balance for this property is $42.5 million as of March 31, 2025, and the property is under an agreement of sale with a sales price that is expected to cover the current balance plus the forecasted cost of improvements to the property.

The purchaser previously agreed to pay an additional earnest money deposit of $1.4 million, thereby increasing the total amount of earnest money deposits from $1.6 million to $3.0 million. The purchaser has paid $1.325 million of this additional deposit and the remainder is expected to be paid promptly. The purchaser remains committed to additional investments totaling up to $1.9 million at the property, prior to closing, and has already taken steps towards that end.

The closing date for the sale remains May 23, 2025, with an option for two additional, 30-day extensions in exchange for additional consideration of $1.0 million per extension. There can be no assurance that the purchaser will consummate the sale of the property, but if not consummated, the earnest money deposits and other purchaser investments in the property would accrue to the Company.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K/A may contain “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements provide management’s current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Sentences containing words such as “believe,” “intend,” “plan,” “may,” “expect,” “should,” “could,” “anticipate,” “estimate,” “predict,” “project,” or their negatives, or other similar expressions of a future or forward-looking nature generally should be considered forward-looking statements. Forward-looking statements in this Current Report are based on management’s current expectations and assumptions about future events that involve inherent risks and uncertainties and may concern, among other things, the Company’s expectations relating to the consummation of the sale of the property and the expected consideration, including as it relates to the forecasted costs of improvements. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company undertakes no obligation to review or update any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2025	The Bancorp, Inc.

	By:	/s/ Erika Caesar
	Name:	Erika Caesar
	Title:	EVP, General Counsel and Corporate Secretary